Exhibit 99.2

AST SpaceMobile Prices Repurchases of Convertible Senior Notes to be Funded By Concurrent Registered Direct Offerings of Class A Common Stock

Repurchasing approximately $300 million principal amount of existing convertible senior notes and removing approximately 5.2 million underlying shares as well as approximately $51.4 million of remaining interest

Issuing approximately 6.3 million shares to participating note holders to fund the repurchase

MIDLAND, Texas—(BUSINESS WIRE)—AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, designed for both commercial and government applications, today announced the pricing of cash repurchases (the “Repurchases”) of approximately $46.5 million aggregate principal amount of its 4.25% convertible senior notes due 2032 (the “4.25% Convertible Notes”) and $250.0 million of its 2.375% convertible senior notes due 2032 (the “2.375% Convertible Notes” and, together with the 4.25% Notes, the “Existing Notes”) and its offering of approximately 6.3 million shares of its Class A common stock to holders of Existing Notes participating in the Repurchases in two separate direct placements registered under the Securities Act of 1933, as amended (the “Registered Direct Offerings”).

With this series of transactions, AST SpaceMobile will issue approximately 1.15 million incremental shares to the underlying shares of the Existing Notes being repurchased while removing approximately $300 million of debt from the balance sheet and approximately $51.4 million of remaining interest. Both the closing of the Repurchases and the Registered Direct Offerings are expected to take place on or about February 20, 2026. Each Registered Direct Offering and the Repurchases of the relevant series of Existing Notes to be funded by such offering are cross-conditional.

Repurchases of Existing Notes

AST SpaceMobile intends to use the net proceeds from the relevant Registered Direct Offering, together with cash on hand, to repurchase approximately $46.5 million principal amount of the 4.25% Convertible Notes and $250.0 million principal amount of the 2.375% Convertible Notes, respectively, for cash pursuant to separate, privately negotiated transactions with a limited number of holders of such Existing Notes. After giving effect to the Repurchases, approximately $3.5 million aggregate principal amount of the 4.25% Convertible Notes will remain outstanding and $325.0 million aggregate principal amount of the 2.375% Convertible Notes will remain outstanding.

Based on the initial conversion rate of 37.0535 shares of Class A common stock per $1,000 principal amount of 4.25% Convertible Notes and 13.8750 shares of Class A common stock per $1,000 principal amount of 2.375% Convertible Notes, subject in each case to customary anti-dilution adjustment provisions, approximately 5.2 million shares of Class A common stock underlying the repurchased Existing Notes will be unreserved after giving effect to the Repurchases and will be available for future issuance.

As part of the Repurchases of the 2.375% Convertible Notes, AST SpaceMobile did not terminate or amend the existing capped call transactions previously entered into in connection with the issuance of such notes, which will remain outstanding upon the completion of this transaction, but AST SpaceMobile may do so in the future. These existing capped call transactions are expected to reduce potential dilution and/or offset certain cash payments upon a conversion of the 2.375% Convertible Notes.

In connection with the Repurchases, certain holders of the Existing Notes that participate in the Repurchases may purchase or sell shares of AST SpaceMobile’s Class A common stock in the open market or enter into or unwind various derivative transactions with respect to AST SpaceMobile’s Class A common stock to unwind any hedge positions they may have with respect to the Existing Notes or to hedge or unwind their exposure in connection with the Repurchases.

The amount of AST SpaceMobile’s Class A common stock to be sold or purchased by such holders or the notional number of shares of AST SpaceMobile’s Class A common stock underlying such derivative transactions may be substantial in relation to the historic average daily trading volume of AST SpaceMobile’s Class A common stock. These activities may adversely affect the trading price of AST SpaceMobile’s Class A common stock. AST SpaceMobile cannot predict the magnitude of such market activities or the overall effect they will have on the price of its Class A common stock.

Registered Direct Offerings

AST SpaceMobile has agreed to sell approximately 1.9 million shares of its Class A common stock to holders of the 4.25% Convertible Notes and approximately 4.5 million shares of its Class A common stock to holders of the 2.375% Convertible Notes, in each case at a price of $96.92 per share in cash. AST SpaceMobile intends to use the net proceeds, together with cash on hand, from the relevant Registered Direct Offering to repurchase approximately $46.5 million principal amount of the 4.25% Convertible Notes and $250.0 million principal amount of the 2.375% Convertible Notes, respectively, for cash in the Repurchases described above.

The Registered Direct Offerings are being made pursuant to an effective shelf registration statement on file with the Securities and Exchange Commission (the “SEC”). Each Registered Direct Offering is being made only by means of a prospectus supplement and an accompanying prospectus. An electronic copy of each preliminary prospectus supplement, together with the accompanying prospectus, is available on the SEC’s website at www.sec.gov. Alternatively, copies of each preliminary prospectus supplement, together with the accompanying prospectus, and when available, each final prospectus supplement can be obtained by contacting: AST SpaceMobile, Inc., Midland International Air & Space Port, 2901 Enterprise Lane, Midland, Texas 79706, Attention: Secretary or (432) 276-3966.

UBS Investment Bank is acting as placement agent and financial advisor and ICR Capital LLC is acting as financial advisor for the placements.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of AST SpaceMobile’s Class A common stock, nor will there be any sale of any of AST SpaceMobile’s securities in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful. This press release does not constitute an offer to buy, or a solicitation of any offer to sell, any Existing Notes.

Concurrent New Convertible Notes Offering

In a separate press release, AST SpaceMobile also announced today the pricing of its previously announced private offering of $1.0 billion aggregate principal amount of 2.250% convertible senior notes due 2036 (the “New Notes”). AST SpaceMobile granted the initial purchasers an option to purchase, for settlement within the period from, and including, the date the New Notes are first issued to, and including, February 20, 2026, up to an additional $150.0 million aggregate principal amount of New Notes. The issuance and sale of the New Notes are scheduled to settle on February 17, 2026, subject to customary closing conditions.

The completion of each Registered Direct Offering and the Repurchases is not contingent on the completion of the offering of the New Notes and the completion of the offering of New Notes is not contingent on the completion of either Registered Direct Offering or any of the Repurchases. Each Registered Direct Offering and the Repurchases of the relevant series of Existing Notes to be funded by such offering are cross-conditional. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any New Notes or shares of AST SpaceMobile’s Class A common stock, if any, issuable upon conversion of the New Notes.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio, and designed for both commercial and government applications. Our engineers and space scientists are on a mission to enable 4G and 5G space-based cellular broadband to every device, everywhere, for today’s nearly 6 billion mobile subscribers globally.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, including statements concerning the completion of the Registered Direct Offerings, the Repurchases and the offering of New Notes, the expected use of the net proceeds from the Registered Direct Offerings and the potential impact of AST SpaceMobile’s anticipated repurchase of the Existing Notes and the completion, timing and size of the offering of New Notes. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “expects,” “intends,” “may,” “will,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Such risks include, but are not limited to, whether AST SpaceMobile will consummate the Registered Direct Offerings or the Repurchases, prevailing market conditions, the anticipated principal amount of the Existing Notes that will be repurchased in separately negotiated transactions with a limited number of holders of such notes, the anticipated use of the net proceeds from the Registered Direct Offerings, whether AST SpaceMobile will consummate the offering of New Notes and the impact of general economic, industry or political conditions in the United States or internationally.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 3, 2025, its Form 10-Q for the fiscal quarter ended March 31, 2025 filed with the SEC on May 12, 2025, its Form 10-Q for the fiscal quarter ended June 30, 2025 filed with the SEC on August 11, 2025, as amended on September 12, 2025, its Form 10-Q for the fiscal quarter ended September 30, 2025 filed with the SEC on November 10, 2025 and the future reports that it may file from time to time with the SEC. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contacts:

Allison

Eva Murphy Ryan

917-547-7289

AstSpaceMobile@allisonpr.com